Exhibit 10.1

GALMED PHARMACEUTICALS LTD.

REGISTRATION AND INFORMATION RIGHTS AGREEMENT

THIS REGISTRATION AND INFORMATION RIGHTS AGREEMENT (the "Agreement") is made as of the __ day of December 2013, by and among Galmed Pharmaceuticals Ltd., a company incorporated under the laws of the State of Israel (the "Company"), Shirat HaChaim Ltd., a company incorporated under the laws of the State of Israel (the “Lead Investor”), David & Debora Goldfarb and Medgal S.A. (the “Other Investors”), and G. Yarom Medical Research Ltd. (the “Major Holder”).

RECITALS

WHEREAS, the Lead Investor and Other Investors are shareholders of the Company and of its predecessor company, Galmed Holdings, Inc. (“GHI”); and

WHEREAS, the Lead Investor and the Other Investors were granted certain rights in GHI including registration rights and information rights; and

WHEREAS in order to induce the Lead Investor and Other Investors to agree to the reorganization of the group of companies held by GHI, the Major Holder and the Company hereby agree that this Agreement shall govern the rights of the Lead Investor, the Other Investors and the Major Holder to cause the Company to register Ordinary Shares issued or issuable to it and certain other matters as set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.            Registration Rights.

1.1         Definitions. For purposes of this Agreement:

(i)          The term "Act" means the US federal Securities Act of 1933, as amended or equivalent securities law of another jurisdiction acceptable to the Company and holders of Ordinary Shares on an as converted basis.

(ii)         The term "Articles" means the Company's Articles of Association in effect from time to time.

(iii)        The term "Board" means the Company's board of directors.

(iv)        The terms "Form S-3" and "Form F-3" mean such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(v)         The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.2 hereof.

(vi)        The term "Initial Offering" means the Company's first underwritten public offering of its Ordinary Shares under the Act or under equivalent securities law of another jurisdiction acceptable to holders of majority of the Company's Ordinary Shares.

(vii)       The term "IPO" shall have the meaning set forth in the Articles.

(viii)      The term "Ordinary Shares" shall have the meaning set forth in the Articles.

(ix)         The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(x)          The term "Registrable Securities" means (i) all Ordinary Shares issued to or issuable upon conversion of any warrants or options held by the Lead Investor, the Other Investors or the Major Holder and (ii) all Ordinary Shares issued to or issuable upon conversion of any warrants or options held by all other shareholders of the Company holding at least 1% of the Company's share capital who join this Agreement by signing a joinder in a form acceptable to the Company, in accordance with Section 3.11 below, excluding in all cases, however, (a) any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned, and (b) any securities that may be sold without restriction pursuant to Rule 144 under the Act (or similar rule) if such shares are held by a holder of less than 1% of the outstanding Ordinary Shares of the Company, calculated on a fully diluted basis.

(xi)         The number of shares of "Registrable Securities then outstanding" shall be determined by the number of Ordinary Shares outstanding, which are Registrable Securities, calculated on an as-converted basis.

(xii)        The term "1934 Act" means the US federal Securities Exchange Act of 1934, as amended or equivalent securities law of another jurisdiction acceptable to holders of majority of the Preferred Shares on an as converted basis.

1.2         Request for Registration.

(i)          Subject to the conditions of this Section 1.2, if at any time after 6 (six) months of the effective date of an Initial Offering, the Company shall receive a written request from either (a) the Lead Investor or (b) the holders of at least 40% of the Registrable Securities held by the Other Investors and the Major Holder (in each case, the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(i).

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(ii)         If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(i). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to a majority in interest of the Initiating Holders.

(iii)        If the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated (a) in a registration requested pursuant to Section 1.2(i)(a) above, (1) first to the Lead Investor in respect of all Registrable Securities requested by the Lead Investor, (2) then to the Other Investors in respect of all Registrable Securities requested by them, (3) then to the Major Holder in respect of all Registrable Securities requested by it, and finally (4) to all other Holders of Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders, and (b) in a registration requested pursuant to Section 1.2(i)(b) above, (1) to the Lead Investor, Other Investors and Major Holder on a pro rata basis among them based on the number of Registrable Securities held by all such Holders and then (2) to all other Holders of Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(iv)        The Company shall not be required to effect a registration pursuant to this Section 1.2:

(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(b) after the Company has effected one (1) registration pursuant to Section 1.2(i)(a) and one (1) registration pursuant to Section 1.2(i)(b), and such registrations have been declared or ordered effective; or

(c) if the aggregate offering price of all the Registrable Securities to be included in the registration by the Initiating Holders is less than $5,000,000; or

(d) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date ninety (90) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

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(e) if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

1.3         Company Registration.

(i) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its shares or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in an employee benefit plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.6, the Company shall, subject to the provisions of Section 1.3(i), do all necessary actions in order to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(ii)         Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(iii)        Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting, in customary form, as agreed upon between the Company and the underwriters selected by it and approved by a majority in interest of holders of Registrable Securities, and enter into such underwriting agreement, and then only in such quantity as the underwriters determine in their sole discretion will not materially and adversely jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion could materially and adversely jeopardize the success of the offering, then the Company shall be required to include in the offering only that number of such securities (if any), including Registrable Securities, that the underwriters determine in their sole discretion will not materially and adversely jeopardize the success of the offering, and there shall be included in such registration and underwriting to the extent necessary to satisfy such limitation, the amount of Registrable Securities held by the Lead Investor and requested to be included in the offering up to an amount which shall equal the lesser of (a) the number of Registrable Securities which the Lead Investor has requested be included in such offering and (b) twenty five percent (25%) of the total amount of securities included in such offering excluding the securities being offered by the Company. Any Registrable Securities remaining available for inclusion in the offering will be included according to the order of precedence set forth in Section 1.2(iii)(a) above.

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1.4         Form S-3 or Form F-3 Registration. In case the Company shall receive from (i) any of the Initiating Holders (as such term is defined in section 1.2 above), a written request or requests that the Company effect a registration on Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(i)          promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(ii)         use commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

(a) if Form S-3 or Form F-3 is not available for such offering by the Holders;

(b) if the Company has filed two (2) Form S-3 or Form F-3 registration statements pursuant to this Section 1.3 in any 12 (twelve) month period and such registrations have been declared or ordered effective.

(c) if the request is in respect of Registrable Securities having an aggregate offering price of less than $3,000,000

(c) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 or Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period;

(d) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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(iii)        Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5         Registration Preference. Notwithstanding the aforesaid in section 1.2(iii), if any shareholders of the Company shall have the option to sell shares of the Company in an Initial Offering or in any subsequent registration, the Lead Investor shall have preference over all other shareholders to register and sell its shares. In a registration initiated by the Company, the Company shall have first priority.

1.6         Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, use best efforts to keep such registration statement effective for a period of up to one hundred and twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(ii)         prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(iii)        furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)        use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v)         in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(vi)        notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

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(vii)       notify each Holder of Registrable Securities covered by such registration statement, promptly after the Company shall receive notice thereof, of the time when such registration statement becomes effective or when any amendment or supplement or any prospectus forming a part of such registration has been filed.

(viii)      notify each Holder of Registrable Securities covered by such registration statement, promptly of any request by the SEC for the amending of supplementing of such registration statement or prospectus for additional information.

(ix)         advise each Holder whose Registrable Shares are included in such registration statement promptly after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose; and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued.

(x)          use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this agreement on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this agreement, if such securities are being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(xi)         cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(xii)        provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.7         Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder (a) becomes a party to this Agreement (if it had not previously countersigned it) and (b) furnishes to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

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1.8         Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to each of the two demands registration pursuant to Section 1.2, provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.4.

1.9         Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10       Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(i)          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

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(ii)         To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(ii), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided further that in no event shall any indemnity under this subsection l.9(ii) exceed the net proceeds from the offering received by such Holder.

(iii)        Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

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(iv)        If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(v)         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(vi)        The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11      Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3, the Company agrees to:

(i)          make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Initial Offering;

(ii)         file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(iii)        furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

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1.12       Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided that such transfer or assignment is made pursuant to the provisions of the Articles and any provisions and agreements relating to transfer of securities, and provided further that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.13       Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Lead Investor and Holders of at least a majority of the Registrable Securities held by the Other Investors and Major Holder, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.14      "Market Stand-Off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to any offering of the Company and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days in the case of an Initial Offering or ninety (90) days in any subsequent offering) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Ordinary Shares or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall only be applicable to the Holders if all officers and directors and greater than 1% (one percent) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

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2.            Affirmative Covenants. Until the consummation of an IPO, the Company undertakes towards the Lead Investor, each of the Other Investors, and the Major Holder (each, for purposes of this Section: a “Major Holder”), as follows:

2.1         Delivery of Financial Information. The Company will furnish the following reports to each Major Holder:

(i)          As soon as practicable after the end of each fiscal year and in any event within one hundred and twenty (120) days thereafter, the consolidated balance sheet and statement of shareholder equity of the Company as of the end of such fiscal year, and the consolidated statements of income and cash flow for the fiscal year then ended, all in reasonable detail, stating in each case in comparative form the figures of the preceding fiscal year, United States dollar denominated, audited and certified by an independent public accounting firm, in each case in English and accompanied by an opinion in English of such firm which opinion shall state that such balance sheet and statements of shareholder equity, income and cash flow have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with United States generally accepted auditing standards.

(ii)         As soon as practicable, and in any event within sixty (60) days after the end of the first, second and third quarters of each fiscal year of the Company, un-audited reviewed consolidated balance sheets of the Company as of the end of such quarter and consolidated statements of income and cash flow of the Company for such quarter and for the portion of the fiscal year ending with such period, in each case in English and in reasonable detail, stating in each case in comparative form the figures for the corresponding period of the preceding fiscal year and United States dollar denominated, together with an instrument executed by the Chief Financial Officer or President or Chief Executive Officer of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

(iii)        As soon as practicable, and in any event within thirty (30) days after the end of each month, monthly financial reports in a form to be approved by the Lead Investor and the Board.

(iv)        As soon as practicable, and in any event at least thirty (30) days before each fiscal year, the Company's annual budget and business plan for the following year, including a rolling two-year budget, on a monthly basis and including balance sheets, income statements and statement of cash flows for such months and approved by the Company's Board of Directors, all in reasonable detail and in English.

(v)         Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Major Holder may from time to time reasonably request, without derogating from such Major Holders' statutory rights.

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2.2         Inspection and Visitation. Until the consummation of a Qualified IPO, the Company will permit each Major Holder and its representatives, at such Major Holder's expense, full and free access, during normal business hours and upon reasonable notice, to inspect the Company’s books and records. In addition, the Company will permit any Major Holder who holds at least 7.5% of the issued share capital of the Company, and its representatives, at such Major Holder’s expense, full and free access, during normal business hours and upon reasonable notice, to visit the Company’s premises and properties and to discuss the Company’s affairs, finances and accounts with the Company's officers and auditor. Notwithstanding any of the above, the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information if such Major Holder is in any conflict of interests with the Company at that time, or that it reasonably considers to be a trade secret or confidential unless a customary confidentiality undertaking is signed, or the disclosure of which, pursuant to written confirmation by Company's legal counsel, would adversely affect the attorney-client privilege between the Company and its counsel (in which case the Company shall provide a description of the information in reasonable detail). This Section shall not limit any rights that the Major Holders may have under applicable law.

2.3         Confidentiality. Each Major Holder agrees that any information provided to it under this Agreement will not be disclosed (other than to its officers and its legal, financial and technical advisors), without the prior written consent of the Company; provided that, in connection with periodic non-public reports to its shareholders or partners, each Major Holder may, without first obtaining such written consent, make general standard statements, not containing technical or other confidential information, regarding the nature and progress of the Company's business; and provided further, that each Major Holder may provide summary information regarding the Company's financial information in its reports to their respective shareholders or partners, but may not annex to such reports the full financial information to be provided under this Agreement by the Company. For the avoidance of doubt, Confidential Information shall not include any information which: (1) was in the public domain prior to the time of disclosure by the Company; (2) enters the public domain after disclosure by the Company to the Major Holder through no action or inaction of such Major Holder; (3) is already in the possession of the Major Holder free of any obligation of confidentiality at the time of disclosure by the Company; or (4) is required by law to be disclosed by the Major Holder; provided that such Major Holder shall use all commercially reasonable efforts to maintain the confidentiality of such disclosed information and further provided that the Major Holder promptly as practicable notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2.4         Accounting. The Company will maintain and cause each of its subsidiaries to maintain a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books and cause each of its subsidiaries to set aside on its books all such proper reserves as shall be required by GAAP.

2.5         Proprietary Information and Non-Competition Agreements. The Company will not employ, or continue to employ, any employee or consultant who will have access to confidential information with respect to the Company and its operations unless such person has executed and delivered a Proprietary Information and Non-Competition Agreement in the form approved by the Company's Board of Directors.

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3.            Miscellaneous.

3.1         Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities – subject to the terms of Section 1.11 above). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2         Effect of Change in Company's Capital Structure. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding shares of the Company, then in such event any and all new, substituted or additional securities to which a shareholder is entitled by reason of the shareholder's ownership of the shares of the Company shall be immediately subject to the rights and obligations set forth in this Agreement, with the same force and effect as the shares subject to such rights immediately before such event.

3.3         Governing Law. This Agreement shall be governed by and construed exclusively under the laws of the State of Israel, without regard to the conflict of laws provisions thereof, and the competent courts in Jerusalem shall have sole jurisdiction over this Agreement

3.4         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6         Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given to such party under this Agreement on the earliest of the following: (a) the date of personal delivery; (b) one (1) business day after transmission by facsimile or Email, addressed to the other party at its facsimile number or Email address, with confirmation of transmission; (c) one (1) business day after deposit with a return receipt express courier for deliveries within Israel, or three (3) business days after such deposit for deliveries outside of Israel; or (d) three (3) business days after deposit in the mail by registered or certified mail (return receipt requested) for deliveries within Israel. All notices not delivered personally or by facsimile or Email will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below such party's signature on this Agreement or on Schedule A hereto, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside Israel will be sent by facsimile, Email or by express courier. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date effectively given to the last party required to be given such notice.

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3.7         Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.8         Entire Agreement: Amendments and Waivers. This Agreement (including the Exhibits hereto, if any), constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company, (b) the Lead Investor, and (c) the holders of a majority of the Registrable Securities held by the Other Investors and Major Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party hereto and the Company; provided, however, that in the event that such amendment or waiver adversely affects the specific obligations and/or rights of a certain shareholder, such amendment or waiver shall also require the written consent of such shareholder.

3.9         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

3.10       Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

3.11       Additional Parties The parties hereto agree that additional parties may be added as parties to this Agreement as "Holder" with respect to any or all of the securities of the Company purchased by them, and shall thereupon be deemed for all purposes a "Holder" hereunder. Any such additional party shall execute a counterpart of this Agreement, and upon execution by such additional party and by the Company, shall be considered a Holder for purposes of this Agreement.

3.12       Investor Assignees. Any reference to, or rights conferred upon each holder of Registrable Securities or any of its affiliates, may be transferred or assigned, free of any restriction, to their Permitted Transferees (as defined in the Articles).

[Signature Pages Immediately Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration and Information Rights Agreement as of the date first written above.

COMPANY:

GALMED PHARMACEUTICALS LTD.

/s/ Allen Baharaff

By:	Allen Baharaff

Title:	CEO

SHIRAT HACHAIM LTD.		MEDGAL S.A.

/s/ Chaim Hurvitz		/s/ Daniela Eskenazi

By:	Chaim Hurvitz	By:

Title:	Director	Title:

/s/ David & Debora Goldfarb		G. YAROM MEDICAL RESEARCH LTD.

DAVID & DEBORA GOLDFARB		/s/ Allen Baharaff

		By:	Allen Baharaff

		Title:	Director

[Signature Page of GPL Registration and Information Rights Agreement]